UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2023 (December 4, 2023)

RUNWAY GROWTH FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 281-6270

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market LLC
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market LLC
8.00% Notes due 2027	RWAYZ	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 4, 2023, Runway Growth Finance Corp. (the “Company”) entered into (i) the fourth amendment (the “Credit Facility Amendment”) to the amended and restated credit agreement dated as of April 20, 2022, as subsequently amended (the “Credit Agreement”) among the Company, as borrower; each guarantor party thereto; the financial institutions party thereto as lenders (the “Lenders”); KeyBank National Association, as administrative agent for the Lenders and a Lender; CIBC Bank USA, as documentation agent; MUFG Bank, Ltd. (as successor in interest to MUFG Union Bank, N.A.), as co-documentation agent; and U.S. Bank Trust Company, National Association, as paying agent and collateral custodian; and (ii) the Joinder Agreement and Facility Amount Increase, dated as of December 4, 2023, among Runway Growth Finance Corp., as borrower, the financial institutions party thereto as lenders, and KeyBank National Association, as administrative agent (“Lender Joinder”). Each of the Credit Facility Amendment and the Lender Joinder is effective as of December 4, 2023.

The Credit Facility Amendment amended the Credit Agreement to, among other things: (i) increase the maximum accordion amount under the Credit Agreement from $500,000,000 to $600,000,000; (ii) permit certain joint venture investments; (iii) modify change of control restrictions and certain collateral eligibility criteria and concentration limits; and (iv) increase the stock repurchase cap by $15,000,000 to $50,000,000. The Lender Joinder joined an additional bank as a lender under the Credit Agreement, and accordingly increased the Facility Amount from $500,000,000 to $550,000,000.

Capitalized terms under this Item 1.01, unless otherwise defined herein, have the meaning ascribed to them under the Credit Agreement. The description above is only a summary of the material provisions of the Credit Facility Amendment and the Lender Joinder, respectively, and is qualified in its entirety by reference to a copy of the Credit Facility Amendment and the Lender Joinder, respectively, which are filed as Exhibit 10.1 and 10.2 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement, dated as of December 4, 2023, among Runway Growth Finance Corp., as borrower, each guarantor party thereto; the financial institutions party thereto as lenders; KeyBank National Association, as administrative agent; CIBC Bank USA, as documentation agent; MUFG Bank, Ltd. (as successor in interest to MUFG Union Bank, N.A.), as co-documentation agent; and U.S. Bank Trust Company, National Association, as paying agent and collateral custodian.
10.2	Joinder Agreement and Facility Amount Increase, dated as of December 4, 2023, among Runway Growth Finance Corp., as borrower, the financial institutions party thereto as lenders, and KeyBank National Association, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2023	RUNWAY GROWTH FINANCE CORP.

	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Acting President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary